As filed with the Securities and Exchange Commission on June 27, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TransUnion
(Exact name of registrant as specified in its charter)

Delaware	61-1678417
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
555 West Adams Street
Chicago, Illinois 60661
(312) 985-2000
(Address of Principal Executive Offices)
TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan
TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated
(Full title of the plan)
Rachel W. Mantz
Senior Vice President, Deputy General Counsel & Corporate Secretary
TransUnion
555 West Adams Street
Chicago, Illinois 60661
(Name and address of agent for service)
(312) 985-2000
(Telephone number, including area code, of agent for service)

Copies to:

Cathy A. Birkeland, Esq.
Latham & Watkins LLP
330 N. Wabash Avenue, Suite 2800
Chicago, Illinois 60611
(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register (i) 4,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of TransUnion (the “Company”) that may be issued under the TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan (the “Incentive Plan”) and (ii) 3,000,000 shares of Common Stock that may be issued under the TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated (the “ESPP”). In accordance with General Instruction E to Form S-8, the contents of the prior registration statements on Form S-8 (File Nos. 333-205239, 333-236476 and 333-248694) (the “Prior Registration Statements”), previously filed with the Securities and Exchange Commission (the “SEC”) with respect to the Incentive Plan and the contents of the prior registration statement on Form S-8 (File No. 333-205239), previously filed with the SEC with respect to the ESPP, are hereby incorporated by reference to the extent not modified or superseded by the Prior Registration Statements, by the information included herein or by any subsequently filed document that is incorporated by reference in this Registration Statement or the Prior Registration Statements.
On May 2, 2024, the Company’s stockholders approved the amendment and restatement of TransUnion’s Amended and Restated 2015 Omnibus Incentive Plan (the “First A&R Incentive Plan”) to, among other things, increase the number of shares of Common Stock available for issuance from 12,400,000 shares of Common Stock, which were previously authorized for issuance under the First A&R Incentive Plan (the “Carryover Incentive Shares”), to 16,400,000 shares of Common Stock, and extend the term of the First A&R Incentive Plan through the tenth anniversary of the date of such amendment and restatement. The Incentive Plan was approved by TransUnion’s Board of Directors on February 21, 2024, subject to stockholder approval. The Carryover Incentive Shares were previously registered under the Prior Registration Statements.

Also on May 2, 2024, the Company’s stockholders approved the amendment of the ESPP to, among other things, increase the number of shares of Common Stock available for issuance from 2,400,000 shares of Common Stock, which were previously authorized for issuance under the ESPP (the “Carryover ESPP Shares”), to 5,400,000 shares of Common Stock. The amendment to the ESPP was approved by TransUnion’s Board of Directors on February 21, 2024, subject to stockholder approval. The Carryover ESPP Shares were previously registered under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 2015 (File No. 333-205239).

PART I

Item 1.	Plan Information
Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information
Not required to be filed with this Registration Statement.
PART II

Item 3.	Incorporation of Documents by Reference
Not required to be filed with this Registration Statement.

Item 4.	Description of Securities
Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
Not required to be filed with this Registration Statement.

Item 6.	Indemnification of Directors and Officers
Not required to be filed with this Registration Statement.

Item 7.	Exemption from Registration Claimed
Not required to be filed with this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1
TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2024).

4.2
Amendment to TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2024).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in the signature pages hereto).
107	Filing Fee Calculation.

Item 9.	Undertakings
(a) The undersigned Company hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 27, 2024.

TRANSUNION

By:	/s/ Todd M. Cello
Todd M. Cello
Executive Vice President, Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Heather J. Russell and Rachel W. Mantz, and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Cartwright	President & Chief Executive Officer,	June 27, 2024
Christopher A. Cartwright	Director (Principal Executive Officer)

/s/ Todd M. Cello	Executive Vice President, Chief Financial Officer	June 27, 2024
Todd M. Cello	(Principal Financial Officer)

/s/ Jennifer A. Williams	Senior Vice President, Chief Accounting Officer	June 27, 2024
Jennifer A. Williams	(Principal Accounting Officer)

/s/ George M. Awad	Director	June 27, 2024
Dr. George M. Awad

/s/ William P. Bosworth	Director	June 27, 2024
William P. (Billy) Bosworth

/s/ Suzanne P. Clark	Director	June 27, 2024
Suzanne P. Clark

Signature	Title	Date

/s/ Hamidou Dia	Director	June 27, 2024
Hamidou Dia

/s/ Russell P. Fradin	Director	June 27, 2024
Russell P. Fradin

/s/ Charles E. Gottdiener	Director	June 27, 2024
Charles E. Gottdiener

/s/ Pamela A. Joseph	Director	June 27, 2024
Pamela A. Joseph

/s/ Thomas L. Monahan, III	Director	June 27, 2024
Thomas L. Monahan, III

/s/ Ravi Kumar Singisetti	Director	June 27, 2024
Ravi Kumar Singisetti

/s/ Linda K. Zukauckas	Director	June 27, 2024
Linda K. Zukauckas